Prospectus	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-235476

NextDecade Corporation

10,074,482 shares of Common Stock for Sale by the Selling Stockholder

This prospectus relates to the offer and sale from time to time by the selling stockholder identified in this prospectus or in a supplement hereto of up to an aggregate of 10,074,482 shares of common stock, par value $0.0001 per share (the “Common Stock”), of NextDecade Corporation (the “Company”).

The shares of Common Stock covered by this prospectus were issued in private placement transactions in which we and an existing stockholder sold such shares to the selling stockholder in October 2019. We are registering the offer and sale of the shares of Common Stock to satisfy registration rights we have granted to the selling stockholder.

We have agreed to bear all of the expenses incurred in connection with the registration of the sale of shares of Common Stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of Common Stock pursuant to this prospectus. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholder. The shares of Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholder or alternatively through underwriters, broker-dealers or agents. The selling stockholder will determine at what price it may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholder, see the section titled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation by Reference” of this prospectus for information about us and our financial statements.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “NEXT.” On December 23, 2019, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $6.05 per share.

Investing in shares of our Common Stock involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus. You should carefully read and consider these risk factors before you invest in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2019.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of shares of Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Common Stock are sold or otherwise disposed of on a later date. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required by the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making, and the selling stockholder may not make, an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell the shares of Common Stock described in this prospectus in one or more offerings.

In addition, a prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related registration statement and exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.next-decade.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 6, 2019, as amended by the Form 10-K/A filed with the SEC on April 10, 2019;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 7, 2019, August 6, 2019, and November 5, 2019, respectively;

●	Our Current Reports on Form 8-K as filed with the SEC on March 7, 2019, May 20, 2019, May 28, 2019, June 5, 2019, July 15, 2019, October 1, 2019, October 21, 2019 and October 24, 2019;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 17, 2019; and

●

The description of Common Stock included in the Registration Statement on Form 8-A filed with the SEC on February 9, 2015 (File No. 333-197330), as amended by the Registration Statement on Form 8-A/A filed with the SEC on March 18, 2015.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) whether filed after the date of the initial registration statement and prior to effectiveness of the registration statement or after the date of this prospectus and prior to the completion of the offering of all securities covered hereby. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at http://www.next-decade.com or by writing or calling us at the following address and telephone number:

NextDecade Corporation

Attention: Corporate Secretary

1000 Louisiana Street, Suite 3900

Houston, Texas 77002

(713) 574-1880

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans and our expectations for future operations, are forward-looking statements. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled “Risk Factors” herein and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

●	progress in the development of our liquefied natural gas (“LNG”) liquefaction and export projects and the timing of that progress;

●

governmental approval of construction and operation of the terminal at the Port of Brownsville in southern Texas (the “Terminal”) and an associated 137-mile pipeline to supply gas to the Terminal (the “Pipeline” and together with the Terminal, the “Project”) and the timing of that approval;

●	the successful completion of the Project by third-party contractors;

●	our ability to secure additional debt and equity financing in the future to complete the Project;

●	the accuracy of estimated costs for the Project;

●	statements that the Project, when completed, will have certain characteristics, including amounts of liquefaction capacities;

●	the development risks, operational hazards, regulatory approvals applicable to the Project’s construction and operations activities;

●	our anticipated competitive advantage and technological innovation which may render our anticipated competitive advantage obsolete;

●	the global demand for and price of natural gas (versus the price of imported LNG);

●	the availability of LNG vessels worldwide;

●	negotiations for the Terminal site lease and right-of-way options for the Pipeline route;

●	changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

●	risks related to doing business in, and having counterparties in, foreign countries;

●	our ability to maintain the listing of our securities on a securities exchange or quotation medium;

●	changes adversely affecting the business in which we are engaged;

●	management of growth;

●	general economic conditions;

●	our ability to generate cash;

●	compliance with environmental laws and regulations; and

●	the result of future financing efforts and applications for customary tax incentives.

Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts us, or should your underlying assumptions prove incorrect, our actual results may vary materially from those anticipated in our forward-looking statements, and our business, financial condition and results of operations could be materially and adversely affected.

The forward-looking statements contained in this prospectus are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” section beginning on page 10 of this prospectus and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Our Company

We are a LNG development company focused on LNG export projects and associated pipelines in the State of Texas. We have focused and continue to focus our development activities on the Project and have undertaken and continue to undertake various initiatives to evaluate, design and engineer the Project and create demand for contracted capacity at the Terminal, which would allow us to seek construction financing to develop the Project. We believe the Project possesses competitive advantages in several important areas, including, engineering, commercial, regulatory, and gas supply. We submitted a pre-filing request for the Project to the Federal Energy Regulatory Commission (the “FERC”) in March 2015 and filed a formal application with the FERC in May 2016. We also believe we have robust commercial offtake and gas supply strategies in place and estimate that the Project could commence commercial operations as early as 2023.

Recent Developments

FERC Authorization Order

               On November 21, 2019, the FERC issued an order authorizing the siting, construction, and operation of the Project.

Corporate Information

                  The mailing address of our principal executive office is 1000 Louisiana Street, Suite 3900, Houston, Texas 77002 and our telephone number is (713) 574-1880. We maintain a website at www.next-decade.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

THE OFFERING

Common Stock offered by the selling stockholder	Up to 10,074,482 shares of Common Stock

Use of proceeds	We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholder.

Risk factors

An investment in shares of Common Stock involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in shares of Common Stock.

Nasdaq Capital Market symbol	NEXT

RISK FACTORS

An investment in Common Stock involves a high degree of risk. Before you decide to invest in shares of Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2018 and our other filings with the SEC that are incorporated by reference into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholder. See the section titled “Selling Stockholder.”  We will bear all of the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of Common Stock pursuant to this prospectus.

SELLING STOCKHOLDER

This prospectus covers the offering for resale of up to an aggregate of 10,074,482 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholder identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares.

In connection with the issuance of the Common Stock to the selling stockholder, we entered into a registration rights agreement with the selling stockholder pursuant to which we were obligated to prepare and file a registration statement to permit the resale of any shares of the Common Stock held by the selling stockholder from time to time as permitted by Rule 415 promulgated under the Securities Act. We currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares of Common Stock held by the selling stockholder.  Up to 10,074,482 shares of Common Stock held by the selling stockholder may be offered under this prospectus from time to time by the selling stockholder.  A total of 7,974,482 of such shares would be offered subject to the terms and conditions of a lock-up agreement that restricts the selling stockholder from transferring such shares until April 25, 2020 (the “Lock-Up Agreement”).

We have prepared the below table and the related notes as of December 6, 2019 based on publicly available information and information previously supplied to us by the selling stockholder. We have not sought to verify such information. We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the footnote to the table below, the selling stockholder and its affiliates identified herein have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholder identified in the table may sell some or all of the shares of Common Stock owned by it which are included in this prospectus, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholder upon termination of this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, subject to the terms and conditions of the Lock-Up Agreement, if applicable, the shares of Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the shares of Common Stock beneficially owned by it that are covered by this prospectus. The selling stockholder is not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling stockholder is based on 120,775,779 shares of Common Stock outstanding as of December 6, 2019.

	Shares of Common Stock Beneficially Owned Prior to the Offering*			Shares of Common Stock Beneficially Owned After Completion of the Offering*
Selling stockholder:	Number	Percentage	Shares of Common Stock Offered Hereby	Number	Percentage
Ninteenth Investment Company LLC(1)	10,074,482	8.3%	10,074,482	—	—

* “Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of December 6, 2019 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(1) Ninteenth Investment Company LLC (“Ninteenth”) is a limited liability company organized under the laws of the Emirate of Abu Dhabi. Mubadala Investment Company PJSC, a public joint stock company established under the laws of the Emirate of Abu Dhabi, is the sole owner of Mamoura Diversified Global Holding PJSC, a public joint stock company established under the laws of the Emirate of Abu Dhabi, which owns 99% of Ninteenth.  Accordingly, Mubadala Investment Company PJSC and Mamoura Diversified Global Holding PJSC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares  of Common Stock beneficially owned by Ninteenth.  Pursuant to that certain Purchaser Rights Agreement, dated as of October 28, 2019, by and between the Company and Ninteenth, Ninteenth has the right to appoint one person to serve as a Class B director of the Board.

Ninteenth’s address is Al Mamoura A, P.O. Box 45005, Abu Dhabi, United Arab Emirates.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the selling stockholder, subject to the terms and conditions of the Lock-Up Agreement, if applicable. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholder may sell its shares of Common Stock by one or more of, or a combination of, the following methods.

●	privately negotiated transactions;

●	underwritten transactions;

●	exchange distributions and/or secondary distributions;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	sales by broker-dealers who agree with the selling stockholder to sell a specified number of such shares of Common Stock at a stipulated price per share;

●

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	short sales;

●	through the writing of options on the shares, whether or not the options are listed on an options exchange;

●	through the distributions of the shares of Common Stock by the selling stockholder to its partners, members or stockholders;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In addition, the selling stockholder may from time to time sell shares of Common Stock, subject to the terms and conditions of the Lock-Up Agreement, if applicable, in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholder may be required by the securities laws of certain states to offer and sell the shares of Common Stock only through registered or licensed brokers or dealers.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In connection with sales of shares of Common Stock under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of shares of Common Stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of Common Stock short and deliver them to close its short positions, or loan or pledge shares of Common Stock to broker-dealers that in turn may sell them. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling stockholder will receive from the sale of shares of Common Stock, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

The aggregate proceeds to the selling stockholder from the sale of shares of Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholder.

There can be no assurances that the selling stockholder will sell any or all of the shares of Common Stock offered under this prospectus.

Underwriters, broker dealers or agents who may become involved in the sale of shares of Common Stock may engage in transactions with and perform other services for the Company in the ordinary course of business for which they receive compensation.

DESCRIPTION OF COMMON STOCK TO BE REGISTERED

The following is a summary of our Common Stock and provisions of the Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and the Bylaws. The Certificate of Incorporation and the Bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Authorized and Outstanding Shares of Common Stock

The Certificate of Incorporation authorizes the issuance of 480,000,000 shares of Common Stock. As of December 6, 2019, there were 120,775,779 shares of Common Stock outstanding and held by 68 holders of record. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associated, corporations or entities in security position listings maintained by depositories.

Voting Power

Except as otherwise required by law or as otherwise provided in the certificate of designations for our series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our shares of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of our Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock are entitled to receive their ratable and proportionate share of the remaining assets of the Company, after the rights of the holders of the preferred stock have been satisfied.

Election of Directors

The Board of Directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors.

Dividends

We have not paid any cash dividends on shares of our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of the Board of Directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered Board of Directors

The Certificate of Incorporation provides that the Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders; Action by Written Consent

The Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the Board of Directors. Additionally, the Certificate of Incorporation and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, a stockholder’s notice shall be timely if received at the Company’s principal executive offices no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public was made, whichever first occurs. The Bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude Company stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. Such additional shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other certain actions be brought only in the Court of Chancery in the State of Delaware. Although Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.  However, the exclusive forum provision in the Certificate of Incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act or any claim with respect to which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

The Common Stock is traded on the Nasdaq Capital Market under the symbol “NEXT.”

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by our counsel, K&L Gates LLP, Charlotte, North Carolina. Any underwriters will be represented by their own legal counsel.

EXPERTS

The audited consolidated financial statements as of December 31, 2018 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of NextDecade Corporation as of December 31, 2017 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

NextDecade Corporation

10,074,482 Shares of Common Stock

  PROSPECTUS